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                                                                EXHIBIT 23.1




KPMG PEAT MARWICK LLP





                         Consent of Independent Auditors


The Board of Directors
Performance Food Group Company:

We consent to incorporation by reference in the registration statement on Form S-4 of Performance Food Group Company of our reports dated February 9, 1998, relating to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of December 27, 1997 and December 28, 1996, the related consolidated statements of earnings, shareholders' equity and cash flows, and the related financial statement schedule, for each of the fiscal years in the three-year period ended December 27, 1997, which reports are included in the 1997 annual report on Form 10-K of Performance Food Group Company, incorporated by references into the registration statement, and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.



                                            /s/ KPMG Peat Marwick LLP


Richmond, Virginia
December 11, 1998